Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Second Quarter and Six-Month 2015 Results

WEST MELBOURNE, Florida -- August 4, 2015 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the second quarter and six months ended June 30, 2015.

For the quarter ended June 30, 2015, sales totaled approximately $6.6 million, compared with $9.1 million for the second quarter last year.  Net income for the quarter ended June 30, 2015 was approximately $78,000, or $0.01 per basic and diluted share, compared with approximately $672,000, or $0.05 per basic and diluted share, for the same quarter last year.

Gross profit margin for the second quarter 2015 was 36.2% of sales, compared with 42.8% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $2.3 million (34.6% of sales) for the second quarter 2015, compared with $2.8 million (31.3% of sales) for the second quarter last year.

The Company had approximately $29.8 million in working capital as of June 30, 2015, of which $15.1 million was comprised of cash and trade receivables.  This compares with working capital of $28.9 million as of December 31, 2014, of which $14.6 million was comprised of cash and trade receivables. The Company had no balance outstanding under its revolving credit facility at June 30, 2015.

RELM President and Chief Executive Officer David Storey commented, “After a strong first quarter, soft demand in the federal, state and local government markets yielded a sales decline in the second quarter, which was the primary contributor to reduced net income.  Government procurements can be impacted by various factors including agency budgets and funding priorities, making the timing of orders unpredictable.  I remain encouraged, however, by our funnel of sales prospects for coming months and quarters.  We have noted recent increases in quoting activity, and although our most significant sales prospects have been delayed, they remain as viable opportunities.  Accordingly, we are continuing to expand our sales resources and capabilities to capitalize on these opportunities and drive sales growth.”

For the six months ended June 30, 2015, sales totaled approximately $15.2 million compared with $16.9 million for the same period last year.  Net income for the six months ended June 30, 2015 totaled approximately $617,000, or $0.05 per basic and $0.04 per diluted share, compared with $1.1 million, or $0.08 per basic and diluted share, for the same period last year.

Gross profit margins for the six months ended June 30, 2015 were 40.0% of sales, versus 41.6% of sales for the same period last year.  Selling, general and administrative expenses for the six months ended June 30, 2015 totaled approximately $5.2 million compared with approximately $5.4 million for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Wednesday August 5, 2015.  Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 5, 2015.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until August 14, 2015, by dialing 877-660-6853 (international/local participants dial 201-612-7415) and entering the conference ID# 13615836.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for almost 70 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

Sales, net	$6,589	$9,057	$15,166	$16,882

Expenses:
Cost of products	4,204	5,180	9,097	9,857
Selling, general and administrative expenses	2,278	2,839	5,221	5,385
Total expenses	6,482	8,019	14,318	15,242

Operating income	107	1,038	848	1,640

Other expense:
Net interest expense	0	0	0	0
Other expense	39	(9)	41	(9)

Income before income taxes	146	1,029	889	1,631

Income tax expense	(68)	(357)	(272)	(484)

Net income	$78	$672	$617	$1,147

Net earnings per share - basic	$0.01	$0.05	$0.05	$0.08
Net earnings per share - diluted	$0.01	$0.05	$0.04	$0.08

Weighted average common shares outstanding, basic	13,707	13,645	13,690	13,634
Weighted average common shares outstanding, diluted	13,921	13,731	13,889	13,722

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash & cash equivalents	$11,678	$11,363
Trade accounts receivable, net	3,384	3,266
Inventories, net	12,339	12,112
Deferred tax assets, net	3,416	3,743
Prepaid expenses & other current assets	2,536	1,921
Total current assets	33,353	32,405

Property, plant and equipment, net	1,386	1,282
Deferred tax assets, net	2,369	2,290
Capitalized software, net	548	753
Other assets	245	256

Total assets	$37,901	$36,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,890	$1,403
Accrued compensation and related taxes	937	1,246
Accrued warranty expense	462	384
Accrued other expenses and other current liabilities	181	217
Deferred revenue	131	291
Total current liabilities	3,601	3,541

Deferred revenue	358	212

Total liabilities	3,959	3,753

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,718,396 and 13,665,087 issued and outstanding shares at
June 30, 2015 and December 31, 2014, respectively.	8,231	8,199
Additional paid-in capital	24,876	24,816
Retained Earnings	835	218
Total stockholders' equity	33,942	33,233

Total liabilities and stockholders' equity	$37,901	$36,986